Exhibit 21.1

Subsidiaries of the Registrant	Jurisdiction of Incorporation

The Noodle Shop, Co. — Wisconsin, Inc.	Wisconsin, United States

The Noodle Shop, Co. — Minnesota, Inc.	Minnesota, United States

The Noodle Shop, Co. — Illinois, Inc.	Illinois, United States

The Noodle Shop, Co. — Virginia, Inc.	Virginia, United States

The Noodle Shop, Co. — Maryland, Inc.	Maryland, United States

The Noodle Shop, Co. — College Park, LLC	Maryland, United States

TNSC, Inc.	Colorado, United States

Noodles & Company Services Corp.	Colorado, United States

Noodles & Company Finance Corp.	Colorado, United States

The Noodle Shop, Co. — Howard County, Inc.	Maryland, United States

The Noodle Shop, Co. — Charles County, Inc.	Maryland, United States

The Noodle Shop, Co. — Kansas, LLC	Kansas, United States

The Noodle Shop, Co. — Annapolis, LLC	Maryland, United States

The Noodle Shop, Co. — Baltimore County, LLC	Maryland, United States

The Noodle Shop, Co. — Delaware, Inc.	Delaware, United States

The Noodle Shop, Co. — Frederick County, LLC	Maryland, United States

Noodles & Company International Holdings, LTD	Cayman Islands

Noodles & Company China Holdings, LTD	Cayman Islands

Noodles & Company Hong Kong, Limited	Hong Kong